GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

JASPER, INDIANA	NOVEMBER 1, 2005	GERMAN AMERICAN BANCORP REPORTS INCREASED 3RD QUARTER AND YEAR-TO-DATE EARNINGS

German American Bancorp (NASDAQ: GABC) announced today that its third quarter and year-to-date earnings per share increased by approximately 5% and 10%, respectively, over last year’s same period results.

The Company’s net income for the third quarter was $2,471,000, or $0.23 per share, increasing by $95,000 from reported net income of $2,376,000, or $0.22 per share, in the third quarter of 2004. 2005 year-to-date net income totaled $7,290,000, or $0.67 per share, while the nine months’ earnings for 2004 were $6,660,000, or $0.61 per share.

The earnings increases in 2005, both for the quarter and on a year-to-date basis, were driven by improvements in virtually every category of the Company’s income statement. The Company’s results reflected improvement in both net interest income and non-interest income coupled with lower levels of operating expenses. The earnings enhancements from these three major areas of Company operations was slightly reduced by a somewhat higher level of provision for loan losses.

Commenting on the Company’s positive operating trends, Mark A. Schroeder, President & CEO of German American Bancorp stated, “Throughout the past year and the past several years, we have maintained our focus on our Company’s core operating fundamentals. While the general level of market interest rates and slope of the yield curve has presented a challenging environment in which to enhance profitability, we are very pleased that our steadfast commitment to remaining focused on growing our revenue base while controlling our operating overhead is paying dividends in terms of earnings growth.”

The Company had previously announced the completion, effective October 1, 2005, of its acquisition of PCB Holding Company of Tell City, Indiana and its pending acquisition of Stone City Bancshares, Inc. of Bedford, Indiana. The completion of the Stone City merger, which is expected to be finalized during the first quarter of 2006, is subject to

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

regulatory approvals and other customary closing conditions. Under the terms of this transaction, Stone City’s subsidiary bank, Stone City Bank, will continue operations as an independent, state chartered banking institution.

The Company also announced that its Board had declared a regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2005 to shareholders of record as of November 10, 2005.

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 28 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

Forward-Looking Statements

The Company’s statements in this press release regarding its financial performance may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Changes in the Company’s net interest income may vary materially from those that are presently expected, if interest rates should decline or not increase. Other factors that could cause net interest income and earnings to vary from those that are expected, or those that have historically been achieved in recent periods, include the effects of changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of business initiatives and business strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,
	2005	2004
ASSETS
Cash and Due from Banks	$22,761	$25,310
Short-term Investments	8,982	8,054
Investment Securities	189,464	202,159

Loans Held-for-Sale	2,779	1,220

Loans, Net of Unearned Income	625,618	627,289
Allowance for Loan Losses	(9,370)	(8,897)

Net Loans	616,248	618,392

Stock in FHLB and Other Restricted Stock	13,829	13,400
Premises and Equipment	19,867	20,729
Other Assets	43,945	38,323

TOTAL ASSETS	$917,875	$927,587

LIABILITIES
Non-interest-bearing Demand Deposits	$119,772	$121,963
Interest-bearing Demand, Savings, and
Money Market Accounts	283,490	282,895
Time Deposits	308,386	319,924

Total Deposits	711,648	724,782

Borrowings	111,283	107,137
Other Liabilities	10,532	11,962

TOTAL LIABILITIES	833,463	843,881

SHAREHOLDERS' EQUITY
Common Stock and Surplus	76,438	78,029
Retained Earnings	8,512	6,487
Accumulated Other Comprehensive Loss	(538)	(810)

TOTAL SHAREHOLDERS' EQUITY	84,412	83,706

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$917,875	$927,587

BOOK VALUE PER SHARE	$7.80	$7.68

END OF PERIOD SHARES OUTSTANDING	10,827,205	10,898,241

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

INTEREST INCOME
Interest and Fees on Loans	$10,514	$9,833	$30,502	$29,280
Interest on Short-term Investments	55	21	194	69
Interest and Dividends on Investment Securities	2,007	2,103	6,056	6,272

TOTAL INTEREST INCOME	12,576	11,957	36,752	35,621

INTEREST EXPENSE
Interest on Deposits	3,427	2,818	9,398	8,937
Interest on Borrowings	1,168	1,239	3,399	3,571

TOTAL INTEREST EXPENSE	4,595	4,057	12,797	12,508

Net Interest Income	7,981	7,900	23,955	23,113
Provision for Loan Losses	552	288	1,725	1,528

Net Interest Income after
Provision for Loan Losses	7,429	7,612	22,230	21,585

NON-INTEREST INCOME
Other Operating Income	3,254	2,843	9,987	9,211
Net Gain on Sales of Loans and Related Assets	234	278	699	823
Net Gain on Securities	—	—	—	5

TOTAL NON-INTEREST INCOME	3,488	3,121	10,686	10,039

NON-INTEREST EXPENSE
Salaries and Benefits	4,465	4,534	13,592	13,644
Other Operating Expenses	3,060	3,291	9,579	9,895

TOTAL NON-INTEREST EXPENSE	7,525	7,825	23,171	23,539

Income before Income Taxes	3,392	2,908	9,745	8,085
Income Tax Expense	921	532	2,455	1,425

NET INCOME	$2,471	$2,376	$7,290	$6,660

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.23	$0.22	$0.67	$0.61

WEIGHTED AVERAGE SHARES OUTSTANDING	10,826,729	10,898,241	10,851,022	10,920,123

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	10,831,620	10,929,870	10,856,984	10,954,121